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                                                                       EXHIBIT 8

                                CROUCH & HALLETT
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                            ATTORNEYS AND COUNSELORS

                                 717 N. HARWOOD
                                   SUITE 1400
                              DALLAS, TEXAS 75201

WRITER'S DIRECT DIAL NUMBER      (214) 953-0053        TELECOPY - (214) 953-3154

    (214) 953-0053

                               September 4, 1996

Voice Control Systems, Inc.
14140 Midway Road
Dallas, Texas 74244

Gentlemen:

     This will confirm that we have advised Voice Control Systems, Inc. (the "Company") with respect to certain federal income tax aspects of the proposed merger of Voice Processing Corporation ("VPC") into the Company. Such advice formed the basis for the descriptions of the selected federal income tax consequences of the proposed merger appearing under the captions "Summary of Proxy Statement/Prospectus -- Federal Income Tax Consequences" and "The
Merger -- Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such description does not purport to discuss all possible federal income tax ramifications of the proposed merger. With respect to the tax consequences which are discussed under the captions "Summary of Proxy Statement/Prospectus -- Federal Income Tax Consequences" and "The Merger -- Federal Income Tax Consequences" in the Proxy Statement/Prospectus, we are of the opinion that the discussion correctly states the material federal income tax consequences of the proposed merger to the stockholders of VPC and the applicable principles of existing law.

     We consent to the use of this letter as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to this letter, as that term is used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,